EXHIBIT 99.3
                                                             ------------



                                                           EXECUTION COPY








                           EARTHSHELL CORPORATION
                                Common Stock




                               ---------------

                 REGISTRATION AND INVESTOR RIGHTS AGREEMENT

                               ---------------


                          Dated as of June 17, 2005







                              TABLE OF CONTENTS

                                                                     Page


   1.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    4

   2.   DEMAND REGISTRATIONS . . . . . . . . . . . . . . . . . . . .    6

   3.   PIGGYBACK REGISTRATIONS  . . . . . . . . . . . . . . . . . .    8
        (a)  RIGHT TO PIGGYBACK REGISTRATIONS  . . . . . . . . . . .    8
        (b)  PRIORITY ON PRIMARY REGISTRATIONS . . . . . . . . . . .    8
        (c)  PRIORITY ON SECONDARY REGISTRATIONS . . . . . . . . . .    8
        (d)  SELECTION OF UNDERWRITERS . . . . . . . . . . . . . . .    9
        (e)  OTHER REGISTRATIONS . . . . . . . . . . . . . . . . . .    9
        (f)  DECISION NOT TO FILE PIGGYBACK REGISTRATION STATEMENT .    9

   4.   HOLD-BACK AGREEMENTS . . . . . . . . . . . . . . . . . . . .    9
        (a)  RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE
             SECURITIES  . . . . . . . . . . . . . . . . . . . . . .    9
        (b)  REGISTRABLE SECURITIES ONLY . . . . . . . . . . . . . .    9
        (c)  RESTRICTIONS ON SALE OF EQUITY SECURITIES BY THE
             COMPANY . . . . . . . . . . . . . . . . . . . . . . . .   10

   5.   REGISTRATION PROCEDURES  . . . . . . . . . . . . . . . . . .   10

   6.   REGISTRATION EXPENSES  . . . . . . . . . . . . . . . . . . .   14
        (a)  COMPANY EXPENSES  . . . . . . . . . . . . . . . . . . .   14
        (b)  SELLING STOCKHOLDERS' COUNSEL . . . . . . . . . . . . .   14
        (c)  OTHER EXPENSES OF SELLING STOCKHOLDERS  . . . . . . . .   15

   7.   INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . .   15
        (a)  INDEMNIFICATION BY COMPANY  . . . . . . . . . . . . . .   15
        (b)  INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES  .   15
        (c)  CONDUCT OF INDEMNIFICATION PROCEEDINGS  . . . . . . . .   16
        (d)  CONTRIBUTION  . . . . . . . . . . . . . . . . . . . . .   16
        (e)  SURVIVAL  . . . . . . . . . . . . . . . . . . . . . . .   17

   8.   RULE 144 . . . . . . . . . . . . . . . . . . . . . . . . . .   17

   9.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS  . . . . . . . .   18

   10.  FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . .   18
        (a)  ANNUAL REPORTS  . . . . . . . . . . . . . . . . . . . .   18
        (b)  QUARTERLY REPORTS . . . . . . . . . . . . . . . . . . .   18
        (c)  MONTHLY REPORTS . . . . . . . . . . . . . . . . . . . .   19
        (d)  BUDGETS . . . . . . . . . . . . . . . . . . . . . . . .   19
        (e)  REQUESTED INFORMATION . . . . . . . . . . . . . . . . .   19

   11.  BOARD REPRESENTATION . . . . . . . . . . . . . . . . . . . .   19

   12.  CONSULTATION AND EXAMINATION . . . . . . . . . . . . . . . .   19

                                     -i-







   13.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   20
        (a)  NO INCONSISTENT AGREEMENTS  . . . . . . . . . . . . . .   20
        (b)  ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES  . . . . .   20
        (c)  REMEDIES  . . . . . . . . . . . . . . . . . . . . . . .   20
        (d)  AMENDMENTS AND WAIVERS  . . . . . . . . . . . . . . . .   20
        (e)  NOTICES . . . . . . . . . . . . . . . . . . . . . . . .   20
        (f)  SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . .   21
        (g)  COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . .   21
        (h)  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . .   21
        (i)  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . .   21
        (j)  SEVERABILITY  . . . . . . . . . . . . . . . . . . . . .   21
        (k)  ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . .   21
        (l)  ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . .   21








































                                    -ii-







                        REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (the "Agreement") is made and entered into as of June 17, 2005, by and among EarthShell Corporation, a Delaware corporation (the "Company"), and ReNewable Products LLC, a Delaware limited liability company ("Stockholder").

        This Agreement is being entered into in connection with the Agreement and Plan of Merger among the Company, EarthShell Triangle, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Mergerco"), ReNewable Products, Inc., a Delaware corporation and a wholly-owned subsidiary of Stockholder ("Target"), and Stockholder (the "Merger Agreement"). In order to induce Stockholder to enter into the Merger Agreement, the Company has agreed, among other things, to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Merger Agreement.

        The parties hereto, intending to be legally bound, agree as follows:

   1.   DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        "Common Stock" means the Company's common stock, par value $.01 per share.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Financial Statements" means with respect to any accounting period for the Company and its subsidiaries, statements of income, retained earnings, shareholders' equity or partners' capital and cash flows of the Company and its subsidiaries for such period, and a balance sheet of the Company and its subsidiaries as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements, all prepared in reasonable detail and in accordance with U.S. generally accepted accounting principles, consistently applied.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or other business entity, or a government or agency or political subdivision thereof.

        "Preferred Stock" means the Company's Series C Convertible Preferred Stock, par value $.01 per share.







        "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

        "Public Offering" means any offering by the Company or selling security holders of the Company's equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.

        "Registrable Securities" means the shares of Common Stock issuable from time to time upon conversion of the shares of Preferred Stock issued to Stockholder in the merger of Mergerco into Target (whether such shares are issued to Stockholder or a transferee of the Preferred Stock), including any Common Stock issued or issuable with respect to the Registrable Securities by reason of any stock dividend or stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization; provided that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

        "Registration Expenses" has the meaning set forth in Section 6.

        "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

        "Restricted Security" means any Registrable Securities upon original issuance thereof, and with respect to any particular such security, so long as such security was acquired by the holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144 promulgated under the Securities Act; provided that a security that has ceased to be a Restricted Security cannot thereafter become a Restricted Security.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Underwritten Registration" or "Underwritten Offering" mean a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment or best efforts basis for reoffering to the public.

   2.   DEMAND REGISTRATIONS

        (a) RIGHT TO DEMAND REGISTRATIONS. The holders of at least 25% of the Registrable Securities shall have the rights to request or participate in registration under the Securities Act of Registrable Securities (a "Demand Registration") as set forth below. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice by such other holders of Registrable Securities, subject to Section 2(b). Demand Registrations may be made on Form S-1 or any similar long- form registration ("Long-Form Registrations"), but shall be made on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") whenever the Company is permitted to use any applicable short form. The Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

        (b) LONG- AND SHORT-FORM REGISTRATIONS. At any time following the six (6) month anniversary of the closing under the Merger Agreement, the holders of at least 25% of the Registrable Securities may request registration under the Securities Act of all or any portion of the Registrable Securities, subject to the following:

             (i) LONG-FORM REGISTRATIONS. The holders of Registrable Securities shall be entitled to request (A) up to two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses ("COMPANY PAID LONG-FORM REGISTRATIONS") and (B) an unlimited number of Long Form Registrations in which the holders of Registrable Securities register and sell an aggregate of at least 1,000,000 shares of Common Stock and in which the holders of Registrable Securities shall pay their share of the Registration Expenses as set forth in
   Section 6. A registration shall not count as one of the permitted Company-paid Long-Form Registrations until it has become effective and the holders of Registrable Securities are able to sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company paid Long-Form Registration, whether or not it becomes effective or ultimately counts as one of the permitted Company paid Long Form Registrations.

             (ii) SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registrations provided pursuant to Section 1(b)(i), the holders of at least 25% of the Registrable Securities shall be entitled to request up to two (2) Short-Form Registrations in which the Company shall pay all Registration Expenses, provided that the aggregate number of

   Company paid Long-Form Registrations and Short-Form Registrations shall not exceed three (3).

             (iii) PARTICIPATION. The Company shall promptly give written notice to all holders of Registrable Securities upon receipt of a request for a Demand Registration pursuant to Section 2(a)(i) above. The Company shall include in such Demand Registration such Registrable Securities for which it has received written requests to register within fifteen (15) days after such written notice has been given.

        (c) PRIORITY ON DEMAND REGISTRATIONS. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, without adversely affecting the marketability or valuation of the offering, the Company shall include in such registration the maximum number that the managing underwriters advise, in the following priority: (i) first, the Registrable Securities of the holders exercising one of their rights to a Demand Registration, (ii) second, the number of Registrable Securities owned by holders other than those exercising a right to Demand Registration requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder and (iii) third, securities other than Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder. Without the consent of the Company and the holders of a majority of the Registrable Securities included in such registration, any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 6.

        (d) SELECTION OF UNDERWRITERS. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering. The Company shall have the right to require that any Demand Registration be an Underwritten Registration if it determines that an underwriter is necessary to maintain an orderly market for the Common Stock.

        (e) OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the then outstanding Registrable Securities.

   3.   PIGGYBACK REGISTRATIONS

        (a) RIGHT TO PIGGYBACK REGISTRATIONS. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration hereunder) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and, subject to the priorities set forth in Sections 3(b) and 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice by such holders of Registrable Securities.

        (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration the maximum number that the managing underwriters advise, in the following priority: (i) first, the securities the Company proposes to sell,
   (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, securities other than Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

        (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than a Demand Registration requested by the holders of Registrable Securities pursuant to Section
   2), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Company shall include in such registration the maximum number that the managing underwriters advise, in the following priority: (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and
   (iii) third, securities other than Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

        (d) SELECTION OF UNDERWRITERS. In connection with any underwritten Piggyback Registration, the Company shall have the right to select the managing underwriters.

        (e) OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days has elapsed from the effective date of such previous registration.

        (f) DECISION NOT TO FILE PIGGYBACK REGISTRATION STATEMENT. If, after proposing to file a Piggyback Registration Statement in connection with a primary offering, the Company decides not to file the Piggyback Registration Statement, then the holders of Registrable Securities requesting inclusion of their shares pursuant to Section 3(a)(i) will not be entitled to have their Registrable Securities registered at such time, unless they elect to convert such registration into a Demand Registration pursuant to Section 2(a).

   4.   HOLD-BACK AGREEMENTS

        (a) RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE SECURITIES. Subject to the terms of Section 4(b), each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the subsequent ninety (90) day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except sales or distributions made as part of such underwritten registration), unless the underwriters managing the Public Offering otherwise agree.

        (b) REGISTRABLE SECURITIES ONLY. Anything contained in this Agreement, including without limitation Section 4(a), to the contrary notwithstanding, nothing herein contained shall be deemed or construed to require any holder which owns securities of the Company acquired other than by reason of the holding of Preferred Stock or the exercise thereof, in whole or in part, to withhold such securities from sale during any such period of time.

        (c) RESTRICTIONS ON SALE OF EQUITY SECURITIES BY THE COMPANY. The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the subsequent one hundred eighty (180) day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the Public Offering otherwise agree, and (ii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the Public Offering otherwise agree.

   5.   REGISTRATION PROCEDURES

        Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

        (a) prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed therewith, cooperate and assist in any filings required to be made with the NASD, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of shares of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

        (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 5(k), if applicable;

        (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct in any material respect, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

        (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

        (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of shares of the Registrable Securities being sold reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

        (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

        (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

        (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

        (j) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

        (k)  upon the occurrence of any event contemplated by paragraph
   (c)(6) above, prepare a supplement or posteffective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

        (l) cause all Registrable Securities covered by the Registration Statement to be listed, to the degree the Common Stock is so listed, on each securities exchange on which the Common Stock is then listed if requested by the holders of a majority of shares of such Registrable Securities or the managing underwriters, if any;

        (m) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

        (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of shares of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in

   Underwritten Offerings; (3) obtain "cold comfort" letters and updates thereof from the Company's independent registered public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary Underwritten Offerings; and (4) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

        (o) make available for inspection by a representative of the holders of a majority of shares of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the selling holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

        (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of
   Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or (2) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

   6.   REGISTRATION EXPENSES

        (a) COMPANY EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, costs in connection with "road shows", and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company unless otherwise specifically provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, if the Company's securities are then NASDAQ-listed.

        (b) SELLING STOCKHOLDERS' COUNSEL. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

        (c) OTHER EXPENSES OF SELLING STOCKHOLDERS. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses, including without limitation all underwriting discounts and commissions, allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

   7.   INDEMNIFICATION

        (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, members and partners and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) caused by or in any way relating to or arising out of any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this
   Section 6(a) will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

        (b) INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each holder of Registrable Securities participating in any Registration Statement shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement or any related Prospectus or preliminary Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in such Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

        (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall nevertheless pay the fees and expenses of counsel for the indemnified party, provided that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        (d)  CONTRIBUTION.  If the indemnification provided for in this
   Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses to which such indemnified party would be otherwise entitled under Section 7, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any holder of Registrable Securities be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of any Registrable Securities.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The contribution provided for in this Section 7(d) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

        (e) SURVIVAL. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

   8.   RULE 144

        With a view to making available to the holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit such holders to sell securities of the Company to the public without registration, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; (b) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of the holders of a majority of the Registrable Securities make publicly available other information as long as necessary to permit sales pursuant to Rule 144 under the Securities Act); and (c) furnish to the holders of Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, as set forth in Rule 144 under the Securities Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such holders to sell Registrable Securities pursuant to Rule 144 without registration.

   9.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

        No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; (b) completes and executes all customary questionnaires, powers of attorney, customary indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder's ownership and title to the Registrable Securities, such holder's intended method of distribution, and such other representations and warranties are commonly given by selling shareholders in underwritten offerings) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7 hereof; (c) provides all customary information reasonably requested by the Company or underwriter in connection with such registration, including copies of customary documents, instruments and agreements; and (d) complies with all applicable federal and state securities laws in connection with such registration.

   10.  FINANCIAL INFORMATION

        So long as any shares of Preferred Stock remain outstanding, the Company shall deliver the following to each holder of record of shares of Preferred Stock:

        (a) ANNUAL REPORTS. As soon as practicable and in no event later than the earlier of (i) ninety (90) days after the close of each fiscal year of the Company or (ii) the date on which the Financial Statements referred to in this clause (a) are delivered to the Company's board of directors, copies of the audited consolidated Financial Statements of the Company and its subsidiaries, as audited by the Company's independent registered public accountants, together with copies of such accountant's opinions thereon and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements;

        (b) QUARTERLY REPORTS. As soon as practicable and in no event later than the earlier of (i) sixty (60) days after the last day of each of the first three fiscal quarters of each fiscal year of the Company or (ii) the date on which the Financial Statements referred to in this clause (b) are delivered to the Company's board of directors, a copy of the Financial Statements of the Company and its subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date;

        (c) MONTHLY REPORTS. As soon as possible, and in any event not later than thirty (30) days after the end of each month, consolidated balance sheets, statements of cash flow and statements of income of the Company and its subsidiaries reflecting the most recently completed month, setting forth, in each case, in comparative form figures for the corresponding period in the previous fiscal year;

        (d) BUDGETS. As soon as available, and in any event not later than forty-five (45) days after the end of each fiscal year of the Company, projected consolidated financial statements of the Company and its subsidiaries for the next fiscal year, including budgets for each month in such fiscal year; and

        (e) REQUESTED INFORMATION. Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of the Company and its subsidiaries as any holder of shares of Preferred Stock may from time to time reasonably request.

   11.  BOARD REPRESENTATION

        At any time from and after such time as all of the shares of Preferred Stock owned by Stockholder have been converted into shares of Common Stock, Stockholder shall have the right, at Stockholder's election, to propose one candidate for nomination as a director of the Company, and the board of directors of the Company (and any committee of the board to which the responsibility for nominating directors may be delegated in the future) shall nominate such candidate and use its best efforts to cause such candidate to be elected as a director of the Company. Stockholder shall have the right to direct the board of directors to remove such director with or without cause. In the event the candidate proposed by Stockholder ceases to be a director by reason of resignation, removal, death or disability, Stockholder shall have the right to propose his or her replacement, and the board of directors of the Company use its best efforts to cause such replacement to be elected as a director of the Company. Upon expiration of the term of any director proposed by Stockholder, Stockholder shall again have the right to propose a candidate for nomination and election. Stockholder's rights pursuant to this
   Section 10 shall terminate at such time as Stockholder owns less than 25% of the shares of Common Stock issuable upon conversion of the Preferred Stock as of the date of the closing under the Merger Agreement, as adjusted for any stock splits, combinations, reclassifications or similar changes.

   12.  CONSULTATION AND EXAMINATION

        For as long as Stockholder owns any shares of Preferred Stock or Common Stock, (a) Stockholder shall be entitled to consult with and advise management of the Company and its subsidiaries on significant business issues, including the Company's and such subsidiaries' management's proposed operating plans; (ii) the management of the Company and each of such subsidiaries shall meet with Stockholder regularly for such consultation and advice and to review progress in achieving said plans; and (iii) the Company and each such subsidiary shall permit Stockholder to examine the books and records of the Company and such subsidiary and inspect its facilities at such times as Stockholder shall determine. The foregoing shall not be deemed to constitute an exhaustive list of the management services that Stockholder may provide to the Company and its subsidiaries.

   13.  MISCELLANEOUS

        (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

        (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability or valuation of such

   Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

        (c) REMEDIES. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the Registrable Securities; provided that no such amendment or action which adversely and disproportionately affects a holder of Registrable Securities vis-a-vis the other holders of Registrable Securities shall be effective against such holder of Registrable Securities without the prior written consent of such holder.

        (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first- class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

             (i) if to Stockholder, initially at 200 South Brentwood Boulevard, Suite 200, St. Louis, Missouri 63105, Attention: James A. Cooper, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 13(e), with a copy to Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois 60606,
   Attention: Roger R. Wilen, Esq.; and

             (ii) if to the Company, initially at EarthShell Corporation, 3916 State Street, Santa Barbara, California 93110, attention Simon
   K. Hodson, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 13(e), with a copy to, Gibson, Dunn & Crutcher, 2029 Century Park East, Los Angeles, California 90067, Attention: Robert K. Montgomery, Esq.

        All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

        (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

        (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

        (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company hereunder. This Agreement supersedes all prior agreements and understandings whether written or oral and all contemporaneous oral agreements and understandings among the parties with respect to such subject matter.

        (l) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      EARTHSHELL CORPORATION

                                      By:  Simon K. Hodson
                                           ____________________________
                                      Name: Simon K. Hodson
                                      Title: CEO

                                      By:  Scott Houston
                                           ____________________________
                                      Name: Scott Houston
                                      Title: CFO

                                      RENEWABLE PRODUCTS LLC

                                      By:  James A. Cooper
                                           ____________________________
                                      Name:  James A. Cooper
                                      Title:  VP